Exhibit 23.1
Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our reports dated September 13, 2007, accompanying the consolidated financial statements and schedule and management's assessment of the effectiveness of internal controls over financial reporting included in the Annual Report of Sport Supply Group, Inc. on Form 10-K for the fiscal year ended June 30, 2007. We hereby consent to the incorporation by reference of said reports in this Registration Statement of Sport Supply Group, Inc. on Form S-8.
/s/ Grant Thornton LLP
Dallas, Texas
July 10, 2008